SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934





                         Date of Report: March 21, 2002





                      BRITTON & KOONTZ CAPITAL CORPORATION
               (Exact name of issuer as specified in its charter)





                                                              64-0665423
      Mississippi                  0-22606                  (IRS Employer
(State of Incorporation)    Commission File Number        Identification No.)





                   500 Main Street, Natchez, Mississippi 39120
                    (Address of principal executive offices)





                            Telephone: (601) 445-5576

                      BRITTON & KOONTZ CAPITAL CORPORATION
                                 AND SUBSIDIARY


                                      INDEX









Item 5.  Other Events.

     The contents of Exhibit 20 to this Form 8-K are hereby incorporated herein by this reference.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

                  20       Other Documents or Statements to Security Holders.

                                                      SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                            BRITTON & KOONTZ CAPITAL CORPORATION




March 21, 2002                              /s/ W. Page Ogden
                                            ____________________________________
                                            W. Page Ogden
                                            President and Chief Executive
                                            Officer


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                                 Exhibits Index






Exhibit
Number          Item



20              Other Documents or Statements to Security Holders


                  Press Release Dated February 2, 2002

Britton & Koontz Capital Corporation


500 Main Street                             601-445-5576
P O Box 1407                                601-445-2488  Fax
Natchez, MS  39121                          http://www.bkbank.com
                                            corporate@bkbank.com


FOR IMMEDIATE RELEASE:             FOR MORE INFORMATION:
---------------------              ---------------------
February 8, 2002                   W. Page Ogden, President & CEO
for (Nasdaq/Symbol BKBK)           Bazile R. Lanneau, Jr., Vice President & CFO



                  BRITTON & KOONTZ CAPITAL CORPORATION REPORTS
                          FOURTH QUARTER 2001 EARNINGS


     Natchez, Mississippi-- Britton & Koontz Capital Corporation reported net income for the quarter ended December 31, 2001 of $811 thousand and $.38 per share compared to $623 thousand and $.30 per share for the same period in 2000. Net income and earnings per share for the year ended December 31, 2001, increased $557 thousand and $.26 per share from $2.7 million and $1.28 per share to $3.2 million and $1.54 per share. Returns on average assets (ROAA) and equity
(ROAE) for the quarter December 31, 2001 were 1.17% and 11.27%, compared to .90% and 9.34% for the same period 2000. ROAA and ROAE for the year ended 2001 were 1.19% and 12.76, compared to .98% and 10.70% in 2000.

     Net interest margin (NIM) remained strong during 2001 increasing to 4.73% from 4.32% for the previous year. Net interest income (NII) increased $994 thousand or 9.0%. A shift in the asset mix from mortgage loans to commercial loans combined with lower funding costs positioned the bank to benefit in a falling rate environment. The increase in NII is attributable to $717 thousand in rate reductions, primarily on interest-bearing liabilities, and $277 in volume reductions. Both non-interest income and expense declined from the previous year because of the effects of one time events in 2000. Excluding the effects of these events, non-interest income increased $158 thousand while non-interest expense decreased $40 thousand.

     Britton & Koontz Capital Corporation, headquartered in Natchez, Mississippi, is the parent company of Britton & Koontz First National Bank which operates four full service offices in Natchez, one in Vicksburg, Mississippi and three in Baton Rouge, Louisiana. As of December 31, 2001, the Company reported assets and equity of $298.9 and $28.3 million, respectively. The Company's stock is traded on NASDAQ under the symbol BKBK and the transfer agent is American Stock Transfer & Trust Company. Total shares outstanding at December 31, 2001, amounted to 2,109,055.


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





                                         Britton and Koontz Capital Corporation
                                                 Financial Highlights
                                (Unaudited-Amounts in thousands, except per share data)


                                                           For the Three Months              For the Twelve Months
                                                            Ended December 31,                Ended December 31,
                                                      -------------------------------  --------------------------------

                                                           2001             2000             2001             2000
                                                      -------------------------------  --------------------------------

Interest income                                              $ 5,206          $ 5,659         $ 21,313         $ 21,493
Interest expense                                              (2,030)          (2,851)          (9,233)         (10,407)
                                                      --------------  ---------------  ---------------  ---------------
Net interest income                                            3,176            2,808           12,080           11,086
Provision for loan losses                                       (120)            (710)            (525)            (969)
                                                      --------------  ---------------  ---------------  ---------------
Net interest income after
 provision for loan losses                                     3,056            2,098           11,555           10,117
Non-interest income                                              492            1,186            2,095            2,721
Non-interest expense                                          (2,381)          (2,768)          (8,949)          (9,229)
                                                      --------------  ---------------  ---------------  ---------------
Income before income taxes                                     1,167              516            4,701            3,609
Income taxes                                                    (356)             107           (1,453)            (919)
                                                      --------------  ---------------  ---------------  ---------------
Net income                                                     $ 811            $ 623          $ 3,248          $ 2,690
                                                      ==============  ===============  ===============  ===============

Return on Average Assets                                       1.17%            0.90%            1.19%            0.98%
Return on Average Equity                                      11.27%            9.34%           12.76%           10.70%

Diluted:
Net income per share                                          $ 0.38           $ 0.30           $ 1.54           $ 1.28
                                                      ==============  ===============  ===============  ===============
Weighted average shares outstanding                        2,112,367        2,095,199        2,111,353        2,101,714
                                                      ==============  ===============  ===============  ===============



                                                        December 31,     December 31,      Percent
                                                           2001             2000            Change
                                                      --------------  ---------------  ---------------


Total assets                                                $298,856         $270,119           10.64%
Cash and due from banks                                       15,609            7,959           96.12%
Investment securities                                         86,356           63,719           35.53%
Net loans                                                    177,603          184,977           -3.99%
Deposits-interest bearing                                    184,514          177,742            3.81%
Deposits-non interest bearing                                 33,166           33,580           -1.23%
Total Deposits                                               217,680          211,323            3.01%
Short term borrowed funds                                      7,098           30,015          -76.35%
Long-term debt                                                43,000                -          100.00%
Stockholders' equity                                          28,291           25,524           10.84%
Book value (per share)                                       $ 13.41          $ 12.15           10.45%
Total shares outstanding                                   2,109,055        2,101,534            0.36%

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